SERIES B PREFERRED          BASE TEN SYSTEMS, INC.            SERIES B PREFERRED

       Proxy solicited on Behalf of the Board of Directors of the Company for the Annual Meeting of Shareholders on May 31, 2000

                  The undersigned hereby constitutes and appoints Robert Hurwitz and William F. Hackett, and each of them, true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned and vote, as directed, all shares of Series B Preferred Stock which the undersigned may be entitled to vote, at the Annual Meeting of Shareholders of Base Ten Systems, Inc. to be held at the Company's offices at One Electronics Drive, Trenton, New Jersey, 08619, on Wednesday, May 31, 2000, at 11:00 a.m., and at any adjournments or postponements thereof, on all matters coming before said meeting.

                  You are encouraged to specify your choice by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your shares cannot be voted by the persons named above as proxies unless you sign and return this card.

                  The shares represented by this Proxy will be voted in the manner directed and, if no instructions to the contrary are indicated, will be voted FOR approval of the proposals set forth in the Notice of Annual Meeting of Shareholders.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. YOU MAY REVOKE THIS PROXY AT ANY TIME BY FORWARDING TO THE COMPANY A SUBSEQUENTLY DATED PROXY RECEIVED BY THE COMPANY PRIOR TO THE TAKING OF A VOTE ON THE MATTERS HEREIN.

                  (continued, and to be signed on reverse side)

       Please date, sign and mail your proxy card back as soon as possible
                         Annual Meeting of Shareholders


                             BASE TEN SYSTEMS, INC.

                                     Class A

             A |X| Please mark your votes as in this example.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished herewith and hereby revokes any proxy or proxies heretofore given.

THE  BOARD OF  DIRECTORS  OF THE  COMPANY  RECOMMENDS  VOTES  "FOR"  EACH OF THE
FOLLOWING:

                                       For              Withheld

  1. Election of Directors.
                                       |_|                |_|

  Nominees:  Stephen A. Cloughley
             William F. Hackett



 For, except vote withheld from the following nominee:

  -------------------------------------------


                                                     For   Against   Abstain

  2.  Approval of proposed increase in authorized
      Class A Common Stock from 12 million shares
      to 27 million shares.                          |_|     |_|       |_|

  3.  Approval of the amendment to the 1998 Stock
      Option and Stock Award Plan.                   |_|     |_|       |_|

  4.  Approval of the amendment to the 1998 Director
      Stock Option Plan                              |_|     |_|       |_|

Signature (Title, if any)_____________________________________
Date  _______________________________, 2000

Signature (if held jointly)____________________________________
Date  _______________________________, 2000

      NOTE: Please print and sign your name exactly as it appears hereon. When signing as attorney, agent, executor, administrator, trustee, guardian or corporate officer, please give full title as such. Each joint owner should sign the Proxy. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.